A M E R I C A N L O R A I N C O R P O R A T I O N

American Lorain Enters into Agreement to Acquire Taishan Muren Agriculture Co., Ltd.

LINYI CITY, China, September 26, 2018 /PRNewswire/--American Lorain Corporation (the “Company”) (NYSE American: ALN) announces that the Company and its wholly owned subsidiary Shanghai Xunyang Internet Technology Co., Ltd. (“Subsidiary”) entered into a Share Exchange Agreement with Taishan Muren Agriculture Co., Ltd. (“Target”) and the Target’s sole owner Shenzhen Jiamingrui New Agriculture Co., Ltd. (“Seller”) on September 25, 2018. Pursuant to the Share Exchange Agreement, the Subsidiary will acquire all outstanding equity interests of Target, a company that grows various spice plants and fruit trees and sells such products in China.

Pursuant to the Share Exchange Agreement, the Company will issue 10,000,000 shares of common stock of the Company to the Seller in exchange for the transfer of all of the equity interest of the Target to the Subsidiary. The transaction is subject to regulatory approvals and other conditions that are customary for transactions of this type.

For more information please contact:

Chen Xing

+86-539-731 7959

dongshiban@163.com